EXHIBIT 10.15

          The executive officers listed below have entered into Executive Severance Agreements with the Company in the form filed herewith. The information listed below is inserted into the blanks for the respective executive officer's Executive Severance Agreement.

	Salary Multiplier Rate (Section 4(a)(4))	Termination Period (Section 1(n))	Change of Control Continuation Period (Section 2)

Timothy J. O'Donovan	3	3 years	36 months
Stephen L. Gulis, Jr.	3	3 years	36 months
Blake W. Krueger	3	3 years	36 months
Nicholas P. Ottenwess	2	2 years	24 months
James D. Zwiers	2	2 years	24 months